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                                                                   Exhibit 14(a)



                        CONSENT OF INDEPENDENT AUDITORS



The Trustees and Shareholders
ARK Funds

We consent to incorporation by reference in the Registration Statement on Form N-14 of ARK Funds of our report dated May 28, 1999 which appears in the Annual Report of the ARK Funds for the fiscal year ended April 30, 1999 and to the reference to our Firm under the heading "Experts" in the Prospectus/Proxy Statement contained in such Registration Statement.

                                                       /s/ KPMG LLP

Boston, Massachusetts
June 28, 2000

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                        CONSENT OF INDEPENDENT AUDITORS


The Trustees and Shareholders
ARK Funds


We consent to the use of our report dated May 28, 1999, incorporated herein by reference and to the references to our Firm under the headings "Independent Auditors" in the statement of additional information and "Financial Highlights" and "Independent Auditors" in the Institutional Class and Retail Class A prospectus.


                                                  /s/ KPMG LLP



Boston, Massachusetts
June 28, 2000